Exhibit 99.02

Flushing Financial Corporation Promotes W. Jeffrey Weichsel to Senior Vice President, Chief Investment Officer

LAKE SUCCESS, N.Y. – June 20, 2007 – Flushing Financial Corporation (NASDAQ: FFIC) (the “Company”), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced that W. Jeffrey Weichsel, age 58, has been named Senior Vice President, Chief Investment Officer. The announcement was made by John R. Buran, Flushing Financial’s President and Chief Executive Officer on behalf of Flushing’s Board of Directors.

Mr. Buran stated: “Recently, Jeff has been instrumental in both the development and launch of the Bank’s new subsidiary, Flushing Commercial Bank, and the implementation of the Bank’s financial software. Currently, Jeff does an exemplary job of reporting on, and making recommendations for, the Company’s asset and liability (ALCO) position, and in managing the overall risk and return of the Bank’s investment portfolio. Jeff is a team player, is successful at handling any additional assigned responsibilities, and is an accomplished professional. I am very pleased to have him as a member of our management team and particularly happy to afford him this opportunity that he so richly deserves.”

Mr. Weichsel is a seasoned banking executive with over 25 years in the banking industry. Prior to joining the Bank in 2000, he held financial management positions at Poughkeepsie Savings, Security Pacific Merchants Bank and the U.S. Treasury Department. Mr. Weichsel holds a B.S. degree in Business Economics from Indiana University and a M.S. degree in Economics from Texas A&M University. He is a 20-year resident of Clinton Corner, New York, where he resides with his wife, Leslie. They have three children: Stephanie, a second lieutenant in the Marines; Christopher, a senior at Massachusetts Maritime Academy; and David, a senior in high school. In addition to his career in banking, he is finishing his 9th year on the Rhinebech School Board.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

About Flushing Financial Corporation

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank conducts its business through fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. Additionally, the Bank has further expanded outside its geographic footprint with its online banking division, iGObanking.com.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

CONTACT: Flushing Financial Corporation

Maria A. Grasso, 718-961-5400